CUSIP No. G3398L118	SCHEDULE 13G	Page 11 of 11

JOINT FILING STATEMENT PURSUANT TO RULE 13d-1(k)
The undersigned acknowledge and agree that the foregoing statement on Schedule 13G, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
Dated: February 13, 2024

SHELF HOLDCO II LIMITED

/s/ Gareth Walters
By: Gareth Walters
Title: Bermuda CFO and Group Treasurer

SHELF BIDCO LIMITED

/s/ Gareth Walters
By: Gareth Walters
Title: Bermuda CFO and Group Treasurer

SHELF MIDCO LIMITED

/s/ Gareth Walters
By: Gareth Walters
Title: Bermuda CFO and Group Treasurer

SHELF HOLDCO LIMITED

/s/ Gareth Walters
By: Gareth Walters
Title: Bermuda CFO and Group Treasurer